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                                                                   Exhibit 10.22

                    Atlantic Data Services, Inc. -- Corillian
                               Alliance Agreement

This Agreement is made by and between Atlantic Data Services, Inc., a Massachusetts corporation whose principal place of business is located at One Batterymarch Park, Quincy, MA 02169 ("ADS") and Corillian Corporation, an Oregon corporation, whose address is 3601 SW Murray Blvd. Suite 300, Beaverton, Oregon 97005 ("Corillian"). ADS and Corillian are collectively referred to as the "Parties."

Atlantic Data Service (ADS) and Corillian agree to form an Alliance to offer Internet banking solutions and other product/services to the financial services industry. This document outlines the general principles of cooperation in addressing the marketplace.

OBJECTIVES

Grow the ADS and Corillian businesses while allowing each firm to concentrate on its core competencies.

ROLES

ADS will focus on:

-    solutions delivery and integration into the financial services market

- bringing banking industry and e-commerce knowledge and expertise to close joint business opportunities

-    providing applications development enhancement and support (as required)

Corillian will focus on:

-    continued development of internet banking solutions

- bringing e-commerce and application expertise to close joint business opportunities

RELATIONSHIP

ADS and Corillian both share strength in managing relationships with customers. In some cases Corillian will introduce ADS to an account, in other cases it will be ADS introducing Corillian. Both parties will use judgement on an account by account basis to determine if Corillian is the lead (contractually subcontracting to ADS), or ADS is the lead (contractually subcontracting to Corillian), or both parties contract with the customer. In any case, we anticipate both parties will be visible in the account to develop and or maintain a relationship with the customer. In the case that Corillian does subcontract to ADS, Corillian will consult ADS prior to quoting implementation costs to the customer for appropriate project sizing. Best efforts will be made to bring each other into accounts as early as possible.

TERM

The term of this Alliance Agreement is indefinite and can be terminated by either party through written notification to the Contacts below.

COMMITMENT

While this Alliance is non-exclusive, based on the investment (training and focus) that both ADS and Corillian are making into the relationship, both parties agree and anticipate actively searching out joint work in a preferential manner. This is anticipated to include sales pipeline discussion, lead sharing, joint sales calls, and marketing programs, among other methods.

PUBLICITY

Public release of information related to the Alliance or business conducted under the Alliance will be coordinated and approved in advance between the parties prior to release. In the first instance, this should be coordinated with the Contacts below, or other individuals designated by the Contacts.

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NON-SOLICIT/NON-HIRE

In the interest of full and open cooperation, both parties agree to not solicit nor hire each other's employees for employment opportunities during this Alliance, and continuing for a period of six months following termination of the Alliance.

CONFIDENTIALITY

By the nature of this Alliance, both parties will come in contact with confidential and business-sensitive information and will safeguard this with appropriate care. A separate Mutual Non-Disclosure Agreement signed 22 July 1998 contains additional details on confidentiality.

CONTACTS

Information related to this Alliance agreement should be directed to the following individuals:

For ADS:                                           For Corillian:
-------                                            -------------
P.J. Lynch                                         Kirk Wright
Senior Vice President, Corporate Development       President

It is anticipated that this document will be updated as appropriate as the Alliance business opportunity evolves.

IN WITNESS WHEREOF, the Parties have executed this Agreement the date first written below.

Atlantic Data Services, Inc.                     Corillian Corporation

Signed  /s/ PJ Lynch                             Signed  /s/ Kirk Wright
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P.J. Lynch                                       Kirk Wright
Executive Vice President                         President
Business Development

Date:  December 17, 1998                         Date:  January 7, 1999
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